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                                                                   EXHIBIT 2.1.5

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER dated as of January 22, 1999 (this "Agreement") by and between Telecommunications Service Center, Inc., a Florida corporation ("TSC") and CyberSentry, Inc., a Delaware corporation ("CyberSentry" or the "Surviving Corporation", and together with TSC, the "Constituent Corporations").

            WHEREAS, the Boards of Directors of TSC and CyberSentry desire that TSC merge with and into CyberSentry pursuant to the terms and conditions of this Agreement and in accordance with Section 252 of the Delaware General Corporation Law ("DGCL") and Section 607.1107 of the Florida Business Corporation Act (the "FBCA"), and have adopted and approved this Agreement in accordance with Section
607.1107 of the FBCA and Section 252 of the DGCL, respectively; and

            WHEREAS, the Constituent Corporations have agreed to merge pursuant to and in accordance with the Second Amended Plan of Reorganization (the "Plan"), dated December 4, 1998, submitted to the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court") in connection with the pending case filed by TSC seeking reorganization under Chapter 11 of the United States Bankruptcy Code; and

            WHEREAS, the stockholders of TSC have adopted and approved this Agreement in accordance with Sections 607.1107 and 607.1103 of the FBCA, and the stockholders of CyberSentry have adopted and approved this Agreement in accordance with Section 252 of the DGCL.

            NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

            Section 1.1. The Merger. TSC shall merge with and into CyberSentry (the "Merger"). CyberSentry shall be the surviving corporation in the Merger, and at the Effective Time (as defined below), the separate existence of TSC shall cease. The corporate existence of CyberSentry, with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and as the surviving corporation it shall succeed to all rights, assets, liabilities and


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obligations of TSC as and to the extent provided in Section 259 of the DGCL and
Sections 607.1106 and 607.11101 of the FBCA.

            Section 1.2. The Effective Time. The Merger shall become effective (the "Effective Time") upon the filing of (i) a certificate of merger executed by CyberSentry with the Secretary of State of the State of Delaware pursuant to
Section 252 of the DGCL, the form of which is attached as Annex A and (ii) articles of merger executed by TSC and CyberSentry with the Florida Department of State in the form required by Section 607.1105 of the FBCA.

            Section 1.3. Certificate of Incorporation. The Certificate of Incorporation of CyberSentry shall, as of the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until duly amended.

            Section 1.4. By-Laws. The By-Laws of CyberSentry shall, as of the Effective Time, be the By-Laws of the Surviving Corporation until duly amended.

            Section 1.5. Officers and Directors. At the Effective Time, the directors and officers of the Surviving Corporation shall be as follows:

        Name                                   Position(s)
        ----                                   -----------

Gerald A. Resnick            Chairman of the Board, President and Chief
                             Executive Officer
Hal Shankland                Senior Vice President and Secretary
Kenneth Fedorcek             Treasurer and Chief Financial Officer
R. Kent Rutherford           Director of Switch Operations
Aamir Qazi                   Director of Management Information Systems
Stacy Acampora               Executive Vice President of Marketing
Philip Gambell               Director
Steve Frank                  Director

            The terms and classes of the directors shall be determined by the Board of Directors of the Surviving Corporation.

            Section 1.6. Required Approvals. This Agreement has been adopted and approved by the stockholders of (i) CyberSentry in accordance with Section 252 of the DGCL, and (ii) TSC in accordance with Section 607.1103 of the FBCA. As of the date of such approvals, 12,000,000 shares of common stock, par value $.001 per share, of CyberSentry and 100,000 shares of common stock of TSC (the "TSC Common Shares") were outstanding.

            Section 1.7. Corporate Name. The name under which CyberSentry was originally formed in Delaware was "Telecommunications Services, Inc.".


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                                   ARTICLE II

                              CONVERSION OF SHARES

            Section 2.1. Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any capital stock thereof:

            (a) Cancelation of Outstanding Capital Stock of TSC. All issued and outstanding shares of capital stock of TSC, and all treasury stock owned by TSC, shall be canceled and cease to exist.

            (b) Conversion of TSC Common Shares. All issued and outstanding TSC Common Shares shall be converted into 1,000,000 Common Shares, par value $.001 per share ("Common Shares"), of the Surviving Corporation and 1,000,000 Class B Convertible Redeemable Participating Preferred Stock ($1.50 Liquidation Value), par value $.001 per share (the "Class B Preferred Shares"), of the Surviving Corporation, which Common Shares and Class B Preferred Shares shall be issued to existing shareholders of TSC on a pro rata basis in accordance with the Plan.

            (c) Issuance of Additional Preferred and Common Shares. Class A Convertible Redeemable Participating Preferred Stock ($1.50 Liquidation Value), par value $.001 per share (the "Class A Preferred Shares"), of the Corporation shall be issued to the Class Five Creditors (as defined in the Plan) in accordance with the terms of the Plan and pursuant to all related agreements regarding the payment of administrative expenses. Additional Common Shares of the Surviving Corporation may be issued to the Class Five Creditors pursuant to the Rights Offering provided for in the Plan.

            (d) Creation of Preferred Shares. The Class A Preferred Shares of the Surviving Corporation shall be created pursuant to, and the designation and amount thereof, and the voting powers, preferences and relative, participating, optional and other special rights of such shares, and the qualifications, limitations or restrictions thereof, as provided for in the Supplement to the Plan dated December 21, 1998, shall be set forth in, two Certificates of Designation which shall be filed at the Effective Time with the Secretary of State of the State of Delaware.

            (e) Continuance of Capital Stock of CyberSentry. Each CyberSentry Common Share that is issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding. Each CyberSentry preferred share that is issued and outstanding immediately prior to the Effective Time shall be converted into one Class B Preferred Share.

            Section 2.2. Closing of Transfer Books. From and after the Effective Time, the stock transfer books of TSC shall be closed and no transfer of any capital stock of TSC shall thereafter be made. If, after the Effective Time, certificates representing any shares of such capital stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the merger consideration specified in Section 2.1.


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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Section 3.1. Representations and Warranties. Each party hereby represents and warrants to the other that such party: (i) is a corporation duly organized and in good standing in its jurisdiction of incorporation; (ii) has obtained the approval of its board of directors to effect the Merger; and (iii) has full power and authority to execute, deliver and perform this Agreement.

                                   ARTICLE IV

                         CLOSING CONDITIONS; THE CLOSING

            Section 4.1. Closing Conditions. (a) The consummation of the Merger and the other transactions provided herein is conditioned upon the satisfaction of the following conditions: (i) the Plan shall have been approved by the Bankruptcy Court and the Effective Date under the Plan shall have occurred; and
(ii) there shall not be any pending or threatened litigation, action or proceeding concerning the Merger or any other transaction contemplated by this Agreement that, in the judgment of the Board of Directors of CyberSentry, would materially adversely affect any Constituent Corporation or any right of their respective equity holders. The parties shall use their commercially reasonable efforts to satisfy the foregoing conditions.

            (b) The closing under this Agreement shall occur on a date not more than ten business days following the satisfaction of the foregoing conditions at a place mutually agreed by the parties.

                                    ARTICLE V

                      TERMINATION OR ABANDONMENT OF MERGER

            Section 5.1. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the Board of Directors of CyberSentry, if the Board of Directors of CyberSentry shall determine for any reason that the consummation of the transactions contemplated hereby would be inadvisable or not in the best interests of CyberSentry or its shareholders.


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                                   ARTICLE VI

                                   AMENDMENTS

            Section 6.1. Amendments. At any time prior to the Effective Time, the parties hereto may by written agreement amend, modify or supplement any provision of this Agreement, provided that no such amendment, modification or supplement may be made if, in the sole judgment of the Board of Directors of CyberSentry, it would adversely affect the rights and interests of CyberSentry's shareholders in any material respect.

                                   ARTICLE VII

                            ACCOMPLISHMENT OF MERGER

            Section 7.1. Further Assurances. The parties hereto each agree to execute such documents and instruments and to take whatever action may be necessary or desirable to consummate the Merger.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

            Section 8.1. Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of New York applicable to contracts to be fully performed in such State, without giving effect to choice of law principles.

            Section 8.2. Headings. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

            Section 8.3. Binding Effect; Successors and Assigns. This Agreement may not be assigned by either party without the written consent of the other party; this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

            Section 8.4. Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

            Section 8.5. Extensions of Time. At any time prior to the Effective Time, the parties hereto may, by written agreement, extend time for the performance of any of the obligations or other acts of the parties hereto.

            Section 8.6. Merger Agreement. A copy of this Agreement is on file at the principal place of business of CyberSentry, 412 East Madison Street, Suite 1200, Tampa, Florida 33602, and


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will be furnished by the Surviving Corporation, on request and without cost, to any stockholder or shareholder of either Constituent Corporation.

            Section 8.7. Termination of Stock Purchase Agreement. Upon closing of the Merger under this Agreement, the Stock Purchase Agreement dated as of August 26, 1998 (the "Purchase Agreement") between TSC and CybeSentry shall, subject to the following sentence, be terminated and have no further force and effect, and the $50,000 of the Purchaser Deposit paid to TSC under the Purchase Agreement shall be returned immediately to Patriot Advisors, Inc. or its designee. Notwithstanding the foregoing, all representations, warranties and covenants made by TSC in the Purchase Agreement shall survive until closing of the Merger under this Agreement, and are hereby incorporated by reference herein as if fully set forth herein.

            Section 8.8. Reimbursement of Expenses. Upon closing of the Merger under this Agreement, the Surviving Corporation shall promptly reimburse the officers, directors and shareholders of CyberSentry, as the case may be, for all costs and expenses incurred by any of such persons in connection with the Purchase Agreement and the Merger, including without limitation, all legal fees and expenses.

            Section 8.9. Funding. In lieu of the references in the Plan to the deposit by CyberSentry, upon consummation of the Merger, of $2,500,000 and the provision of a $1,000,000 operating line of credit, CyberSentry shall contribute to the Surviving Corporation $500,000 in cash and will provide a working capital line of credit in the amount of $2,000,000. In addition, the Surviving Corporation shall have the CyberSentry software technology described in the Plan.


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            IN WITNESS WHEREOF, TSC and CyberSentry have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day first above written.

                                    CYBERSENTRY, INC.


                                    By: /s/ Gerald Resnick, Pres.
                                       ----------------------------------
                                       Name: Gerald Resnick
                                       Title: President


                                    TELECOMMUNICATIONS SERVICE CENTER, INC.


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                           CERTIFICATION OF SECRETARY

            The undersigned, as Secretary of CyberSentry, Inc., hereby certifies that a majority of the outstanding stock of CyberSentry, Inc. was voted in favor of the aforesaid Merger pursuant to and in accordance with the terms of the above Agreement and Plan of Merger.


                          /s/ Helene Resnick, Secretary
                       ----------------------------------
                                    Secretary
                                 Helene Resnick


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            IN WITNESS WHEREOF, TSC and CyberSentry have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day first above written.

                                    CYBERSENTRY, INC.


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    TELECOMMUNICATIONS SERVICE CENTER, INC.


                                    By: /s/ Hal Shankland, President
                                       ----------------------------------
                                       Name: Hal Shankland
                                       Title: President


                           CERTIFICATION OF SECRETARY

            The undersigned, as Secretary of CyberSentry, Inc., hereby certifies that a majority of the outstanding stock of CyberSentry, Inc. was voted in favor of the aforesaid Merger pursuant to and in accordance with the terms of the above Agreement and Plan of Merger.


                       ----------------------------------
                                    Secretary


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                                                                         Annex A

                              CERTIFICATE OF MERGER

                                     Merging

                     TELECOMMUNICATIONS SERVICE CENTER, INC.
                             (a Florida corporation)

                                      into

                                CYBERSENTRY, INC.
                            (a Delaware corporation)

            The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify, pursuant to Section 252 thereof, that:

            FIRST: The names and states of incorporation of the constituent corporations in the Merger (as defined below) are Telecommuncations Service Center, Inc., a Florida corporation ("TSC") and CyberSentry Inc., a Delaware corporation ("CyberSentry" or the "Surviving Corporation", and together with TSC, the "Constituent Corporations").

            SECOND: The Agreement and Plan of Merger (the "Merger Agreement") dated as of __________________, 1999 by and between TSC and CyberSentry providing for the merger of TSC with and into CyberSentry (the "Merger"), has been adopted, approved, certified, executed and acknowledged by TSC and CyberSentry in accordance with the requirements of Sections 607.1107 and
607.1103 of the Florida Business Corporation Act., and Section 252 of the DGCL, respectively.

            THIRD: The name of the Surviving Corporation is "CyberSentry, Inc.".

            FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

            FIFTH: A copy of the Merger Agreement is on file at the principal place of business of CyberSentry, 412 East Madison Street, Suite 1200, Tampa, Florida 33602 , and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.


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            SIXTH: The authorized capital stock of TSC is _________________
______________ .

            IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by its duly authorized officer on this ____ day of _______, 1999.


                                          CYBERSENTRY, INC.


                                          By:__________________________
                                             Name:
                                             Title:


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